Exhibit 99.1

Optimus Healthcare Services, Inc. Announces the Appointment of Three New Directors and its Chairman

NEW YORK, NY/ ACCESSWIRE – August 17, 2023 – Optimus Healthcare Services, Inc. (OTC PINK: OHCS) announced today the appointment three directors to its Board of Directors: Teresa Carlson, Dr. Eli Avila, and Dr. Peter Michalos IV.

Teresa Carlson currently serves as President and Chief Commercial Officer of Flexport, Inc.  Previously Ms. Carlson held positions at Microsoft as the Senior Vice President, President and Chief Growth Officer of Splunk, and Vice President for Amazon Web Services’ worldwide public sector and regulated industries businesses.

Dr. Eli Avila attended Brown University, Brown Medical School, and St. John’s University School of Law. Dr. Avila is currently the Chief Federal Medical Officer of the United States Department of Defense’s Watervliet Arsenal. He is also the current President of the American College of Legal Medicine. Dr. Avila is a nationally recognized public health executive, administrator, fiduciary, physician, attorney, and academician. He served as the 26th Secretary of Health of Pennsylvania and as the 9th Commissioner of Health of Orange County, NY. As Chief Executive Officer and Chief Medical Officer, Dr. Avila has overseen and regulated complex and matrixed health networks and systems including managed care organizations, hospitals, nursing homes, family health centers, ambulance companies and correctional facilities. Within the sphere of public policy, he has co-authored more than twenty-two laws, initiated environmental health programs, advised on global disease outbreaks, and has served as a counselor and advisor to the executive and legislative branches at the local, state, and federal levels.

Dr. Peter Michalos IV attended medical school at SUNY Downstate College of Medicine where he graduated with honors in medicine, surgery and pediatrics.  He completed an internship at New York Hospital Cornell Medical Center and a fellowship at Columbia University College of Physicians and Surgeons. Dr. Michalos is a board-certified physician who previously served as Chief of Surgery and President of the medical staff of his community hospital. Dr. Michalos worked in Rikers Island Maximum Security prison as a physician in the 1990s and has served as a volunteer police surgeon. Dr. Michalos is well known in medical circles for his expertise and published articles.  Dr. Michalos has been honored for his work in raising money for defibrillators and other lifesaving equipment for community hospitals and for informing the general public regarding the latest advancement in the treatment, prevention and research regarding the COVID19 pandemic. Dr. Michalos is a regular participant on the John A. Catsimatidis “Cats Roundtable” Daily Radio Program, the #1 Nielson rated program in New York City, which provides him with a significant platform to inform the citizenry of New York of current health and wellness information.

Lastly, Philip Scala, a director since May 2020, and its Lead Independent Director, was appointed Chairman of the Board.

About Optimus

Optimus Healthcare Services, Inc. is focused on creating a network of innovative healthcare companies that advance clinical research and disease management, provides access to vaccines and pharmaceuticals, and improves physician/patient interactions.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not a guarantee of future actions or performance. These forward-looking statements are based on information currently available to Optimus and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning Optimus’s business are described in Periodic and Current Reports filed with the Securities and Exchange Commission. Optimus is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Cliff Saffron

Interim Chief Executive Officer and General Counsel

Optimus Healthcare Services, Inc.

csaffron@theoptimushealthcare.com

917-273-3188